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                         CONSENT-COOPERS & LYBRAND N.V.

                                                                Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-1 filed on July 1, 1997 of our report dated June 17, 1997 on our audit of the consolidated financial statements of U-Gene Research B.V. We also consent to the reference to our firm under the caption "Experts" and "Selected Financial Data".

                                                   /s/ Coopers & Lybrand N.V.

Coopers & Lybrand N.V.
Utrecht, The Netherlands
June 27, 1997